UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 28, 2014

CANNAVEST CORP.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	333-173215 (Commission File Number)	80-0944970 (I.R.S. Employer Identification No.)

2688 South Rainbow Avenue, Suite B

Las Vegas, Nevada 89146

(Address of principal executive offices)

(866) 290-2157
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

[_] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[_] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[_] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-(b))

[_] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-(c))

Item 4.02	Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review

On March 28, 2014, management of CannaVEST Corp. (the “Company”) concluded that the previously issued financial statements contained in the Company’s Quarterly Reports on Form 10-Q for the quarters ended March 31, 2013, June 30, 2013 and September 30, 2013 (the “Forms 10-Q”) should no longer be relied upon because of errors related to the purchase price and the purchase price allocation for the assets acquired related to PhytoSPHERE Systems. Specifically, management determined that the purchase price and the allocation of the purchase price as previously disclosed in the Forms 10-Q were not in accordance with accounting principals generally accepted in the United States (“GAAP”). In addition, we determined that sales and cost of sales for the quarter ended March 31, 2013 were incorrect.

The Company has determined that it is necessary to correct such errors because the allocation methodology used by management, resulting carrying amount of intangible assets and goodwill, and the resulting amortization cost and goodwill impairment were not in accordance with GAAP. Further, sales and cost of sales for the quarter ended March 31, 2013 were misstated. The Company will restate the Company’s Quarterly Reports on Form 10-Q for the quarters ended March 31, 2013, June 30, 2013 and September 30, 2013. The decision to restate the disclosure was discussed with the Company’s independent registered public accounting firm and was made after discovery of such errors relating to its disclosures.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 3, 2014

CANNAVEST CORP.

By: /s/ Michael Mona, Jr.
Michael Mona, Jr.
President and Chief Executive Officer